James A. Capraro, CPA            [GRAPHIC-CCK LOGO]                 110 Route 10
Alan J. Centofranchi, CPA                                              Suite 202
Dennis M. Ench, CPA                                               So. Huntington
Joseph M. Kramer, CPA        Certified Public Accountants        New York, 11746
Gary F. Tidona, CPA                                                  516 423-222
                                                                    Fax 423-8844


                    Capraro, Centofranchi, Kramer & Co. P.C.



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the statements made by DHB Capital Group, Inc. (File No. 0-22429), (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of December 1997. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,

/s/Capraro, Centrofranchi, Kramer & Co., P.C.
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Capraro, Centrofranchi, Kramer & Co., P.C.
South Huntington, NY
December 15, 1997